Exhibit 3.1 – Articles of Incorporation (as amended)

FILED In the office of the Secretary of State of the STATE OF NEVADA DEC 17 1998 C 29506-98	Articles of Incorporation (PURSUANT TO NRS 78) STATE OF NEVADA Secretary of State

1. NAME OF CORPORATION:     Amersin Life Sciences Corporation

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:  Capitol Corporate Services, Inc.

     Street Address:          202 South Minnesota St., Carson City, Nevada 89703

3. SHARES: (number of shares the corporation is authorized to  issue)

Number of shares with par value:  100 Million   Par value:  $.001

No. without par value:

4. GOVERNING BOARD: shall be styled as (check one): X  Directors _ Trustees

   The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

Michael A. Cane

101 Convention Center Dr.

Suite #1200

Las Vegas, NV 89109

5.   PURPOSE:(optional):  The purpose of the corporation shall be:

6.   OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78.  You  may attach  additional information pursuant to NRS 78.037 or any other  information you deem appropriate.  If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.  Number of pages attached 0.

7. SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles.

     Michael A. Cane

     P.O. Box 12927, Las Vegas, NV 89112

     /S/ Michael A. Cane

     Signature

     State of Nevada, County of Clark

     This instrument was acknowledged before me

     on December 17, 1998 by

     Michael A. Cane

     as incorporator of

     Explore Technologies, Inc.

     /S/Notary Public

     (affix notary stamp or seal)

8.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

     I, Michael A. Cane hereby accept appointment as Resident Agent for the above named corporation.

     /S/ Michael A. Cane                      12-17-98

     Signature of Resident Agent            Date